CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                February 8, 1999

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                      Southern Pacific Funding Corporation
               (Exact Name of Registrant as Specified in Charter)

                                   California
                 (State or Other Jurisdiction of Incorporation)

                                    001-11785
                              (Commission File No.)

                                   33-0636924
                        (IRS Employer Identification No.)

                        One Centerpointe Drive, Suite 551
                            Lake Oswego, Oregon 97035
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's Telephone Number, Including Area Code:
                                 (503) 684-6316

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ITEM 5.  OTHER EVENTS.

         Southern Pacific Funding Corporation (SPFC) stated that, in connection with the development of its plan of reorganization in its Chapter 11 bankruptcy case, it is soliciting offers from certain major financial institutions and other institutional accredited investors to purchase the residual interests that it retained in connection with the securitization of its mortgage loan pools, as well as certain other corporate assets, including its loan servicing rights and servicing platform. The purchase may take the form of an acquisition of newly issued capital stock of SPFC following the approval in the bankruptcy case of its plan of reorganization. SPFC plans to conduct a two-phase private bidding process with interested parties with the assistance of a placement agent. SPFC anticipates that the sale process will be completed in the 1999 second quarter. The securities to be offered as part of SPFC's assets will not be registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         This report on Form 8-K is being filed pursuant to Rule 135c under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            SOUTHERN PACIFIC FUNDING
                             CORPORATION

Dated:   February 9, 1999   By /s/ Kevin D. Padrick
                                  Kevin D. Padrick
                                  Executive Vice President